UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

ALGORHYTHM HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 13, 2025, Algorhythm Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 9,029,136 shares of common stock representing 63.5% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting.

All six director nominees were each elected as directors of the Company to serve until the Company’s 2025 annual meeting of stockholders.

The stockholders approved the amendment to the Company’s certificate of incorporation, as amended, to increase the number of shares of authorized common stock from 100,000,000 to 800,000,000.

The stockholders approved a proposal to authorize the board of directors to effect a reverse stock split of the outstanding shares of the Company’s common stock within one (1) year of January 13, 2025, at a specific ratio within a range of one-for-ten (1-for-10) to a maximum of a one-for-two hundred fifty (1-for-250) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion, without further stockholder approval.

The stockholders approved the amendment to the Company’s 2022 Equity Incentive Plan to amend the automatic increase “evergreen” clause within the plan to increase the number of shares available under the plan in future years.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The stockholders approved a proposal to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 6, 2024.

The stockholders approved one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Authorized Share Increase Proposal, 2022 Plan Amendment Proposal or the Issuance Proposal if there are not sufficient votes at the Annual Meeting to approve and adopt the Reverse Stock Split Proposal, the Authorized Share Increase Proposal, the 2022 Plan Amendment Proposal or the Issuance Proposal.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withhold	Broker Non-Vote
(1) Gary Atkinson	6,724,207	34,041	2,270,888
(2) Bernardo Melo	6,564,313	193,935	2,270,888
(3) Harvey Judkowitz	6,563,923	194,325	2,270,888
(4) Joseph Kling	6,563,923	194,325	2,270,888
(5) Mathieu Peloquin	6,564,313	193,935	2,270,888
(6) Jay B. Foreman	6,163,435	594,813	2,270,888

2. Increase in the Number of Shares of Authorized Common Stock:

Votes For	Votes Against	Votes Abstained
8,568,396	452,900	7,840

3. Reverse Stock Split.

Votes For	Votes Against	Votes Abstained
8,577,661	450,156	1,319

4. 2022 Equity Incentive Plan Amendment.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,511,070	247,044	134	2,270,888

5. Ratification of appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Votes Abstained
8,540,112	368,308	120,716

6. To authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 6, 2024.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,646,872	111,211	165	2,270,888

7. Approval of, if necessary, the adjournments of the Annual Meeting, to continue to solicit votes for Proposals 2, 3, 4, and 6.

Votes For	Votes Against	Votes Abstained
8,501,734	527,295	107

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2025

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer